UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  01/28/2010

Florida Bank Group, Inc.
(Exact name of registrant as specified in its charter)

Commission File Number:  000-53813

Florida	20-8732828
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

201 N. Franklin Street
Suite 2800
Tampa, FL 33602
(Address of principal executive offices, including zip code)

(813) 367-5270
(Registrant’s telephone number, including area code)

FBG Holding Company
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On January 28, 2010 the Board of Directors of the Florida Bank, a wholly-owned subsidary of Florida Bank Group, Inc. (the "Company"), appointed Dale A. Reid, Executive Vice President-Chief Risk Officer.

Prior to joining the company and prior to his appointment as Executive Vice President-Chief Risk Officer of the Company, Mr. Reid served as Senior Vice President, Senior Credit Officer of Regions Financial Corporation, Tampa, Florida, since 2008. From 2006 until 2008, Mr. Reid served as Senior Vice President, Middle-Market Real Estate & Commercial Banking Executive, North Florida. From 2000 until 2006, Mr. Reid served as Executive Vice President, Commercial Banking Division & Bank Card Division for the Bankers Bank, Atlanta, GA. From 1986 until 2000, Mr. Reid was employed by AmSouth Bank (now known as Regions Bank) in various credit officer related positions.

Mr. Reid is a graduate of the Louisiana State University Graduate School of Banking as well as a graduate of Illinois State University with a Bachelor of Science in Business Administration.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Florida Bank Group, Inc.

Date: February 02, 2010	By:	/s/ John Garthwaite
John Garthwaite
Chief Financial Officer